Exhibit 99.1

Contact:

Robert A. Ramirez, CFO, 305-375-8005 or rramirez@thehackettgroup.com

The Hackett Group Announces First Quarter 2023 Results

MIAMI, FL (May 9, 2023) – The Hackett Group, Inc. (NASDAQ: HCKT), a leading benchmarking, research advisory and strategic consultancy firm that enables organizations to achieve Digital World Class® performance, today announced its financial results for the first quarter, which ended on March 31, 2023.

Financial Highlights

•
Total revenue in the first quarter of 2023 was $71.2 million and revenue before reimbursements was $69.8 million, which was in line with our guidance. This compares to total revenue of $75.7 million and revenue before reimbursements of $75.1 million in the first quarter of the prior year.
•
GAAP diluted earnings per share was $0.30 in the first quarter of 2023, as compared to $0.33 in the first quarter of 2022.
•
First quarter 2023 adjusted diluted earnings per share, a non-GAAP measure, was $0.37, which was also in line with our guidance, as compared to $0.39 in the first quarter of 2022. Adjusted financial information is provided to enhance the understanding of the Company’s financial performance and is reconciled to the Company’s GAAP information in the accompanying tables.
•
As of March 31, 2023, the Company’s cash balances were $16.9 million, with a $58.0 million outstanding balance on its credit facility. During the first quarter, the Company repurchased 199 thousand shares of its stock to satisfy employee net vesting obligations and Board repurchases at an average price of $21.23 for a total of $4.2 million. As of the end of the first quarter of 2023, the Company's remaining share repurchase program authorization was $14.0 million.
•
Subsequent to the end of the first quarter, the Company’s Board of Directors also declared its second quarter 2023 dividend of $0.11 per share for its shareholders of record on June 23, 2023, to be paid on July 7, 2023.

“We reported solid quarterly results in spite of increased economic headwinds, while we continued to increase our investment in program development and sales resources in our recurring high margin IPaaS, executive advisory and market intelligence offerings,” stated Ted A. Fernandez, Chairman & CEO of The Hackett Group, Inc. “It was also important to see that our Oracle Solutions Segment had a very strong sales quarter that more than offset the volatility we experienced at the end of the year and is expected to be up meaningfully on a quarterly sequential basis.”

Business Outlook for the Second Quarter of 2023

Based on the Company’s current outlook:

•
The Company estimates total revenue before reimbursements for the second quarter of 2023 will be in the range of $72.5 million to $74.0 million.
•
The Company estimates adjusted diluted earnings per share for the second quarter of 2023 to be in the range of $0.36 and $0.39, assuming a GAAP effective tax rate of 27%.

Conference Call and Webcast Details

•
On Tuesday, May 9, 2023, senior management will discuss first quarter results in a conference call at 5:00 P.M. ET. The number for the conference call is (800) 593-0486, [Passcode: First Quarter]. For International callers, please dial (517) 308-9371. Please dial in at least 5-10 minutes prior to start time. If you are unable to participate on the conference call, a rebroadcast will be available beginning at 8:00 P.M. ET on Tuesday, May 9, 2023 and will run through 5:00 P.M. ET on Tuesday, May 23, 2023. To access the rebroadcast, please dial (888) 566-0438. For International callers, please dial (203) 369-3047.

•
In addition, The Hackett Group® will also be webcasting this conference call live. To participate, simply visit http://www.thehackettgroup.com approximately 10 minutes prior to the start of the call and click on the conference call link provided. An online replay of the call will be available after 8:00 P.M. ET on Tuesday, May 9, 2023 and will run through 5:00 P.M. ET on Tuesday, May 23, 2023. To access the replay, visit www.thehackettgroup.com.

Use of Non-GAAP Financial Measures

The Company provides adjusted earnings results (which exclude the loss from discontinued operations, non-cash stock-based compensation expense, acquisition-related compensation expense, acquisition-related non-cash stock-based compensation expense, restructuring charges and reversals, amortization of intangible assets and includes a GAAP tax rate) as a complement to results provided in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP results are provided to enhance the users' overall understanding of the Company's current financial performance and its prospects for the future. The Company believes the non-GAAP results provide useful information to both management and investors and by excluding certain expenses that it believes are not indicative of its core operating results. The non-GAAP measures are included to provide investors and management with an alternative method for assessing operating results in a manner that is focused on the performance of its ongoing primary operations and to provide a consistent basis for comparison between quarters. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting. The presentation of this additional non-GAAP information should be considered in addition to, and not as a substitute for or superior to, any results prepared in accordance with GAAP. See the reconciliation of actual results titled “Reconciliation of GAAP to Non-GAAP Measures” in the accompanying tables.

The Company believes that the presentation of non-GAAP financial information on a forward-looking basis, including the guidance contained in this release, provides important supplemental information to management and investors regarding its anticipated results of operations. The Company is unable to provide a reconciliation of GAAP measures to corresponding forward-looking non-GAAP measures without unreasonable effort due to the high variability and low visibility of most of the items that have been excluded from these non-GAAP measures. For example, non-cash stock based compensation expense is impacted by the Company’s future hiring needs, the type and volume of equity awards necessary for such future hiring, and the price at which the Company’s stock will trade in those future periods. In addition, the provision or benefit for income taxes is impacted by non-recurring income tax adjustments, valuation allowance on deferred tax assets, and the income tax effect of non-GAAP exclusions. The effects of these reconciling items may be significant, as the items that are being excluded are difficult to predict.

About The Hackett Group®

The Hackett Group, Inc. (NASDAQ: HCKT) is a leading benchmarking, research advisory and strategic consultancy firm that enables organizations to achieve Digital World Class™ performance.

Drawing upon our unparalleled intellectual property from more than 25,000 benchmark studies and our Hackett-Certified® best practices repository from the world’s leading businesses – including 97% of the Dow Jones Industrials, 93% of the Fortune 100, 73% of the DAX 40 and 52% of the FTSE 100 – captured through our leading benchmarking platform, Quantum Leap® and our Digital Transformation Platform, we accelerate digital transformations, including enterprise cloud implementations.

For more information on The Hackett Group: visit https://www.thehackettgroup.com/; email info@thehackettgroup.com; or call (770) 225-3600.

# # #

The Hackett Group, Hackett-Certified, quadrant logo, World Class Defined and Enabled, Quantum Leap, Digital World Class and Hackett Excelleration Matrix are the registered marks of The Hackett Group.

Cautionary Statement Regarding “Forward-Looking” Statements

This release contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Statements including without limitation, words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” seeks,” “estimates,” or other similar phrases or variations of such words or similar expressions indicating, present or future anticipated or expected occurrences or outcomes are intended to identify such forward-looking statements. Forward-looking statements are not statements of historical fact and involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. Factors that may impact such forward-looking statements include without limitation, the ability of The Hackett Group to effectively market its digital transformation and other consulting services, competition from other consulting and technology companies that may have or develop in the future, similar offerings, the commercial viability of The Hackett Group and its services as well as other risk detailed in The Hackett Group’s reports filed with the United States Securities and Exchange Commission. The Hackett Group does not undertake any duty to update this release or any forward-looking statements contained herein.

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The Hackett Group, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Quarter Ended
	March 31,	April 1,
	2023	2022
Revenue:
Revenue before reimbursements	$69,831	$75,108
Reimbursements	1,398	556
Total revenue	71,229	75,664

Costs and expenses:
Cost of service:
Personnel costs before reimbursable expenses (includes $1,526 and $1,666 of non-cash stock based compensation expense in the three months ended March 31, 2023 and April 1, 2022, respectively)	43,143	47,333
Reimbursable expenses	1,398	556
Total cost of service	44,541	47,889

Selling, general and administrative costs (includes $921 and $933 of non-cash stock based compensation expense in the three months ended March 31, 2023 and April 1, 2022, respectively)	15,436	14,366
Total costs and operating expenses	59,977	62,255

Operating income	11,252	13,409

Other expense, net:
Interest expense, net	(859)	(28)

Income from operations before income taxes	10,393	13,381
Income tax expense	2,232	2,876
Net income	$8,161	$10,505

Basic net income per common share:
Income per common share from operations	$0.30	$0.33
Weighted average common shares outstanding	27,026	31,449

Diluted net income per common share:
Income per common share from operations	$0.30	$0.33
Weighted average common and common equivalent shares outstanding	27,269	31,844

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The Hackett Group, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	March 31,	December 30,
	2023	2022
ASSETS
Current assets:
Cash	$16,864	$30,255
Accounts receivable and contract assets, net	51,981	48,376
Prepaid expenses and other current assets	3,183	2,535
Total current assets	72,028	81,166
Property and equipment, net	19,596	19,359
Other assets	268	268
Goodwill	83,840	83,502
Operating lease right-of-use assets	1,931	698
Total assets	$177,663	$184,993

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$6,886	$8,741
Accrued expenses and other liabilities	16,971	30,953
Contract liabilities	15,584	13,278
Income tax payable	5,614	5,759
Operating lease liabilities	1,200	870
Total current liabilities	46,255	59,601
Long-term deferred tax liability, net	8,914	6,877
Long-term debt	57,658	59,653
Operating lease liabilities	1,395	584
Total liabilities	114,222	126,715

Shareholders' equity	63,441	58,278
Total liabilities and shareholders' equity	$177,663	$184,993

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The Hackett Group, Inc.

SEGMENT PROFIT

(in thousands)

(unaudited)

	Quarter Ended
	March 31,	April 1,
	2023	2022
Global S&BT (1):
Total revenue (4)	$42,335	$42,637
Segment profit (5)	13,807	15,641
Oracle Solutions (2):
Total revenue (4)	$17,168	$21,512
Segment profit (5)	3,049	4,532
SAP Solutions (3):
Total revenue (4)	$11,726	$11,515
Segment profit (5)	2,634	2,414
Total Company:
Total revenue (4)	$71,229	$75,664

Total segment profit	$19,490	$22,587
Items not allocated to segment level (5):
Corporate general and administrative expenses	4,961	5,633
Non-cash stock based compensation expense	2,447	2,599
Depreciation and amortization	830	946
Interest expense, net	859	28
Income from continuing operations before taxes	$10,393	$13,381

(1) Global S&BT includes the results of our strategic businesses consulting practices, including Strategy and Business Transformation Consulting, Benchmarking, Business Advisory Services, IP as-a-Service and OneStream.

(2) Oracle Solutions includes the results of our EPM/ERP and AMS practices.

(3) SAP Solutions includes the results of our SAP applications and related SAP service offerings.

(4) Total revenue includes reimbursable expenses, which are project travel-related expenses passed through to a client with no associated operating margin.

(5) Segment profits consist of the revenue generated by the segment, less the direct costs of revenue and selling, general and administrative expenses that are incurred directly by the segment. Items not allocated to the segment level include corporate costs related to administrative functions that are performed in a centralized manner that are not attributable to a particular segment. These administrative function costs include corporate general and administrative expenses, non-cash stock based compensation, depreciation and amortization expense, restructuring charges and reversals and interest expense. Corporate general and administrative expenses primarily include costs related to business support functions including accounting and finance, human resources, legal, information technology and office administration. Corporate general and administrative expenses exclude one-time, non-recurring expenses and benefits.

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The Hackett Group, Inc.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

	Quarter Ended
	March 31,	April 1,
	2023	2022
GAAP NET INCOME	$8,161	$10,505
Adjustments (1):
Non-cash stock based compensation expense (2)	2,444	2,595
Acquisition-related non-cash stock based compensation expense (3)	3	4
Amortization of intangible assets (4)	-	144
ADJUSTED NET INCOME BEFORE INCOME TAXES ON ADJUSTMENTS (1)	10,608	13,248
Tax effect of adjustments above (5)	646	695
ADJUSTED NET INCOME (1)	$9,962	$12,553

GAAP diluted net income per common share	$0.30	$0.33
Adjusted diluted net income per common share (1)	$0.37	$0.39
Weighted average common and common equivalent shares outstanding	27,269	31,844

(1) The Company provides adjusted earnings results (which exclude the loss from discontinued operations, non-cash stock based compensation expense, acquisition-related compensation expense, acquisition-related non-cash stock based compensation expense, restructuring charges and reversals, amortization of intangible assets and include a GAAP tax rate) as a complement to results provided in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP results are provided to enhance the users' overall understanding of the Company's current financial performance and its prospects for the future. The Company believes the non-GAAP results provide useful information to both management and investors and by excluding certain expenses that it believes are not indicative of its core operating results. The non-GAAP measures are included to provide investors and management with an alternative method for assessing operating results in a manner that is focused on the performance of ongoing operations and to provide a more consistent basis for comparison between quarters. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. In addition, since the Company has historically reported non-GAAP results to the investment community, it believes the continued inclusion of non-GAAP results provides consistency in its financial reporting. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with GAAP.

(2) Non-cash stock based compensation expense is accounted for under Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation. The Company excludes non-cash stock based compensation expense and the related tax effects for the purposes of adjusted net income and adjusted diluted earnings per share. The Company believes that non-GAAP measures of profitability, which exclude non-cash stock based compensation, are widely used by investors.

(3) The Company incurs cash and non-cash stock based compensation expense for acquisition related consideration that is recognized over time under GAAP. The Company believes excluding these amounts more consistently presents its ongoing results of operations because they are related to acquisitions and not due to normal operating activities. The acquisition-related non-cash stock based compensation expense is also accounted for under Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation.

(4) The Company has incurred expense on amortization of intangible assets related to various acquisitions. The Company excludes the effect of the amortization of intangibles from our adjusted results in order to more consistently present its ongoing results of operations.

(5) The adjustment for the income tax expense is based on the accounting treatment and income tax rate for the jurisdiction of each item. For the quarter end periods the impact of non-cash stock based compensation expense was $0.6 million and $0.7 million in 2023 and 2022, respectively and the impact of intangible amortization was $29 thousand in 2022.

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The Hackett Group, Inc.

SUPPLEMENTAL FINANCIAL DATA

(unaudited)

	Quarter Ended
	March 31,	December 30,	April 1,
	2023	2022	2022
Revenue Concentration:
(% of total revenue)
Top customer	5%	5%	7%
Top 5 customers	16%	16%	16%
Top 10 customers	24%	26%	24%

Key Metrics and Other Financial Data:

Total Company:
Consultant headcount	1,101	1,120	1,141
Total headcount	1,341	1,345	1,351
Days sales outstanding (DSO)	66	63	61
Cash (used in) provided by operating activities (in thousands)	$(3,063)	$24,827	$6,054
Depreciation (in thousands)	$830	$814	$802
Amortization (in thousands)	$-	$-	$144
Capital expenditures (in thousands)	$1,063	$1,494	$993

Remaining Plan authorization:
Shares purchased (in thousands) (1)	37	4,889	31
Cost of shares repurchased (in thousands) (1)	$711	$115,937	$635
Average price per share of shares purchased	$18.98	$23.71	$20.50
Remaining Plan authorization (in thousands) (2)	$13,961	$14,672	$10,609

Shares Purchased to Satisfy Employee Net Vesting Obligations:
Shares purchased (in thousands)	162	31	126
Cost of shares purchased (in thousands)	$3,526	$646	$2,433
Average price per share of shares purchased	$21.75	$20.93	$19.27

(1) For the quarter ended December 30, 2022, the shares repurchased are the shares repurchased through the Tender Offer transaction in December 2022 from which the Company acquired 4.9 million shares at $23.71 per share, or $115.9 million, inclusive of transaction related fees.

(2) During the quarter ended December 30, 2022, the Company's Board of Directors approved an additional $120.0 million to its share repurchase plan in November 2022.